Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No.s. 333-130998, 333-130997, 333-125919) of Protalex, Inc. of our report dated August 4, 2014, with respect to the financial statements as of and for the years ended May 31, 2014 and 2013, which appear in the Annual Report of Protalex, Inc. on Form 10-K for the year ended May 31, 2014.

/s/ Liggett, Vogt & Webb, P.A.
LIGGETT, VOGT & WEBB, P.A.

New York, NY

August 4, 2014